JACKSON NATIONAL LIFE INSURANCE COMPANY

                           LIMITED POWER OF ATTORNEY



     Each of the undersigned, as directors of Jackson National Life Insurance Company ("Jackson"), constitute and appoint Mark D. Nerud, Gerard A.M. Oprins, Susan S. Rhee, and Steven J. Fredricks, officers of the "JNL Funds," each of them individually, as his attorneys-in fact, each with power of substitution, in any and all capacities, to sign any regulatory flings under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and all appropriate state or federal regulatory authorities for the Jackson insurance company separate accounts.

     IN WITNESS WHEREOF, the undersigned have executed this Limited Power of Attorney as of January 25, 2012.



                              /s/ Michael A. Wells
                              --------------------
                              MICHAEL  A.  WELLS



                              /s/ James R. Sopha
                              ------------------
                              JAMES  R.  SOPHA



                              /s/ P. Chad Myers
                              -----------------
                              P.  CHAD  MYERS



                              /s/ Clifford J. Jack
                              --------------------
                              CLIFFORD  J.  JACK



                              /s/ Leandra Knes
                              ----------------
                              LEANDRA  KNES